EXHIBIT 2


                JOINT FILING AGREEMENT PURSUANT TO RULE 13D-1(F)


      The undersigned hereby agree that this Amendment No. 1 to Schedule 13G shall be filed on behalf of each of them.


                                          USN College Marketing, L.P.
                                          By:  USN College Marketing, Inc.,
                                                 Its General Partner

                                          By: /s/ Fred Drasner
                                              -------------------------------
                                               Fred Drasner, President



                                          USN College Marketing, Inc.

                                          By: /s/ Fred Drasner
                                              -------------------------------
                                               Fred Drasner, President

                                              /s/ Mortimer B. Zuckerman
                                              -------------------------------
                                              Mortimer B. Zuckerman



                                           MBZ Trust of 1996

                                           By: /s/ Edward H. Linde
                                              -------------------------------
                                               Edward H. Linde, Trustee


                                              /s/ Edward H. Linde
                                              -------------------------------
                                              Edward H. Linde


                                              /s/ Fred Drasner
                                              -------------------------------
                                              Fred Drasner





                               Page 14 of 14 pages